                                                                     EXHIBIT 2.1










                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                 E.PIPHANY, INC.

                         ORCHID ACQUISITION CORPORATION

                                       AND

                              OCTANE SOFTWARE, INC.

                           DATED AS OF MARCH 14, 2000

                                TABLE OF CONTENTS

                                                                                              PAGE
ARTICLE I THE MERGER.............................................................................1

        1.1    The Merger........................................................................1
        1.2    Effective Time....................................................................1
        1.3    Effect of the Merger..............................................................2
        1.4    Articles of Incorporation; Bylaws.................................................2
        1.5    Directors and Officers............................................................2
        1.6    Effect of Merger on the Capital Stock of the Constituent Corporations:............2
        1.7    Dissenting Shares.................................................................5
        1.8    Surrender of Certificates.........................................................6
        1.9    No Further Ownership Rights in Company Capital Stock..............................7
        1.10   Lost, Stolen or Destroyed Certificates............................................7
        1.11   Taking of Necessary Action; Further Action........................................7
        1.12   Tax and Accounting Consequences...................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................8

        2.1    Organization of the Company.......................................................8
        2.2    Subsidiaries......................................................................8
        2.3    Company Capital Structure.........................................................8
        2.4    Authority........................................................................10
        2.5    No Conflict......................................................................10
        2.6    Consents.........................................................................10
        2.7    Company Financial Statements.....................................................10
        2.8    No Undisclosed Liabilities.......................................................11
        2.9    No Changes.......................................................................11
        2.10   Tax Matters......................................................................13
        2.11   Restrictions on Business Activities..............................................14
        2.12   Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment...15
        2.13   Intellectual Property............................................................15
        2.14   Agreements, Contracts and Commitments............................................18
        2.15   Interested Party Transactions....................................................19
        2.16   Governmental Authorization.......................................................20
        2.17   Litigation.......................................................................20
        2.18   Accounts Receivable; Inventory...................................................20
        2.19   Minute Books.....................................................................20
        2.20   Environmental Matters............................................................20
        2.21   Brokers' and Finders' Fees; Third Party Expenses.................................21
        2.22   Employee Matters and Benefit Plans...............................................21
        2.23   Insurance........................................................................25
        2.24   Compliance with Laws.............................................................25
        2.25   Warranties; Indemnities..........................................................25
        2.26   Voting Agreements................................................................25
        2.27   Complete Copies of Materials.....................................................25

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                               Page
        2.28   Registration Statement; Proxy Statement..........................................26
        2.29   Representations Complete.........................................................26

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB....................................26

        3.1    Organization of Parent and Sub...................................................26
        3.2    Authority........................................................................27
        3.3    No Conflict......................................................................27
        3.4    Consents.........................................................................27
        3.5    Capital Structure................................................................27
        3.6    SEC Filings; Financial Statements................................................28
        3.7    Brokers' and Finders' Fees.......................................................28
        3.8    Registration Statement; Proxy Statement..........................................29
        3.9    No Changes.......................................................................29
        3.10   Representations Complete.........................................................29

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................29

        4.1    Conduct of Business of the Company...............................................29
        4.2    No Solicitation..................................................................32
        4.3    Termination of Severance and 401(k) Plans........................................33

ARTICLE V ADDITIONAL AGREEMENTS.................................................................33

        5.1    Registration Statement; Shareholder Approval.....................................33
        5.2    Access to Information............................................................34
        5.3    Confidentiality; Public Disclosure...............................................34
        5.4    Consents; Approvals..............................................................35
        5.5    Reasonable Efforts...............................................................35
        5.6    Notification of Certain Matters..................................................35
        5.7    Additional Documents and Further Assurances......................................35
        5.8    FIRPTA Compliance................................................................36
        5.9    Expenses.........................................................................36
        5.10   Termination of Agreements........................................................36
        5.11   Employee Benefits................................................................36
        5.12   Officers and Directors of the Company's Subsidiaries.............................36
        5.13   Employment Agreements............................................................36
        5.14   Voting Agreement.................................................................37
        5.15   Affiliate Agreements.............................................................37
        5.16   Parent Voting Agreement..........................................................37
        5.17   Company Stock Option Grants......................................................37
        5.18   No Actions Inconsistent With Tax-Free Reorganization.............................37
        5.19   Form S-8.........................................................................37
        5.20   Assumption of Indemnity Obligations..............................................37

ARTICLE VI CONDITIONS TO THE MERGER.............................................................38

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                               Page
        6.1    Conditions to Obligations of Each Party to Effect the Merger.....................38
        6.2    Conditions to Obligations of Company.............................................39
        6.3    Conditions to the Obligations of Parent and Sub..................................40

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.........................41

        7.1    Survival of Representations and Warranties.......................................41
        7.2    Indemnification..................................................................42
        7.3    Exclusive Contractual Remedy.....................................................42
        7.4    Escrow Arrangements..............................................................42

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..................................................47

        8.1    Termination......................................................................48
        8.2    Effect of Termination............................................................48
        8.3    Amendment........................................................................49
        8.4    Extension; Waiver................................................................49

ARTICLE IX GENERAL PROVISIONS...................................................................49

        9.1    Notices..........................................................................49
        9.2    Interpretation...................................................................50
        9.3    Counterparts; Facsimile..........................................................50
        9.4    Entire Agreement; Assignment.....................................................50
        9.5    Severability.....................................................................51
        9.6    Other Remedies; Specific Performance.............................................51
        9.7    Governing Law....................................................................51
        9.8    Rules of Construction............................................................51
        9.9    Attorneys Fees...................................................................51

                                INDEX OF EXHIBITS



        EXHIBITS      DESCRIPTION

        Exhibit A     Merger Agreement

        Exhibit B     Key Employees

        Exhibit C     Disclosure Schedules

        Exhibit D     Form of Employment Agreement

        Exhibit E     Form of Voting Agreement

        Exhibit F     Form of Affiliate Agreement

        Exhibit G-1   Certain Officers Directors of Parent

        Exhibit G-2   Form of Parent Voting Agreement

                          INDEX OF REQUIRED SECTIONS OF
                               DISCLOSURE SCHEDULE



        SECTION                 DESCRIPTION
        -------                 -----------
        2.1                     List of Officers and Directors of the Company

        2.12(a)                 List of all real property currently leased by the Company

        2.12(b)                 List of all material items of equipment owned or leased by the Company

        2.13(b)                 List of all Registered Intellectual Property

        2.13(d)                 List of shrink wrap license agreements of Company

        2.13(g)                 List of agreements relating to Intellectual Property

        2.13(h)                 List of agreements relating to infringement of Intellectual
                                Property

        2.14(a)                 List of agreements, contracts and commitments

        2.14(c)                 List of consents, waivers, assignments and approvals

        2.16                    List of Governmental authorizations

        2.2                     List of Subsidiaries

        2.21(a)                 List of any brokerage or finders' fees incurred

        2.21(b)                 Estimate of Third Party Expenses

        2.22(b)                 List of Employee Plans, International Employee Plans and
                                Employment Agreements

        2.22(i)                 Description of Effect of Transaction on Company Employee
                                Plan and Employment Agreements

        2.23                    List of all insurance policies

        2.3(a)                  List of Shareholders of the Company

        2.3(b)                  List of restricted stock, options and warrants

        2.7                     List of financial statements of the Company

        3.5                     List of options and  warrants



        SECTION                 DESCRIPTION
        -------                 -----------
        4.1                     List of exceptions

        4.1(i)                  List of additional stock options granted at the fair market value

        5.10                    List of surviving employment agreements

        5.12                    List of persons who will enter into Employment Agreements
                                with Parent

        5.13                    List of Shareholders who will enter into Voting Agreements with Parent

        5.14                    List of persons who are or may be "affiliates" of the
                                Company within the meaning of Rule 145

        5.15                    List of Affiliates

        5.17                    List of employees eligible for additional grants of stock
                                options

                      AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of March 14, 2000 among E.PIPHANY, INC., a California corporation ("Parent"), ORCHID ACQUISITION CORPORATION, a California corporation and a wholly-owned subsidiary of Parent ("Sub") and OCTANE SOFTWARE, INC., a California corporation (together with its subsidiaries, as applicable, the "Company").

                                    RECITALS

        WHEREAS, the Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        WHEREAS, certain of the Shareholders of Company and Parent are entering into Voting Agreements agreeing to vote the shares of Company capital stock and Parent capital stock, respectively, held by them in favor of the Merger.

        WHEREAS, pursuant to the Merger, among other things, all of the issued and outstanding capital stock of the Company shall be converted into the right to receive Parent Common Stock (as defined herein). Parent will assume all outstanding stock options and warrants of the Company.

        WHEREAS, the Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

        WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

        1. THE MERGER

              1.1 The Merger. At the Effective Time (as defined in Section
1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California General Corporation Law ("California Law"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

              1.2 Effective Time. The closing of the Merger (the "Closing") will take place as promptly as practicable, but in any event no later than one (1) business day following the approval of the Merger by the Shareholders at the Company Shareholders' meeting and by the stockholders of the Parent at the Parent stockholders meeting and the satisfaction or waiver of the conditions set forth in Article VI, at the offices of

Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an agreement of merger (or like instrument) in the form attached hereto as Exhibit A, with an officers certificate of each constituent corporation attached, with the Secretary of State of the State of California (the "Merger Agreement"), in accordance with the applicable provisions of California Law (the time of acceptance by the Secretary of State of the State of California of such filing being referred to herein as the "Effective Time").

              1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

              1.4 Articles of Incorporation; Bylaws

                        (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

                        (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

              1.5 Directors and Officers. The directors of the Surviving Corporation immediately after the Effective Time shall be the directors of Sub immediately prior to the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of California Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until his or her successor is duly qualified and elected. The officers of the Surviving Corporation immediately after the Effective Time shall be the officers of Sub immediately prior to the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

              1.6 Effect of Merger on the Capital Stock of the Constituent
Corporations:

                        (a) Certain Definitions. For all purposes of this Agreement, the following terms shall have the following meanings:

                        "Company Capital Stock" shall mean shares of Company Common Stock, Company Series A Preferred Stock, Company Series B Preferred Stock and Company Series C Preferred Stock, and shares of any other capital stock of the Company.

                        "Company Common Stock" shall mean outstanding shares of common stock of the Company.

                        "Company Options" shall mean all outstanding options or other rights to purchase shares of Company Common Stock issued pursuant to the Stock Option Plans and all warrants and other rights to purchase Company Capital Stock.

                        "Company Preferred Stock" shall mean the collective reference to the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock.

                        "Company Series A Preferred Stock" shall mean shares of Series A Preferred Stock of the Company.

                        "Company Series B Preferred Stock" shall mean shares of Series B Preferred Stock of the Company.

                        "Company Series C Preferred Stock" shall mean shares of Series C Preferred Stock of the Company.

                        "Estimated Third Party Expenses" shall mean Third Party Expenses (as defined in Section 5.9) of the Company on the Closing Date, excluding investment banking advisory fees payable to Morgan Stanley Dean Witter as a result of services provided to the Company in connection with the Merger and as listed on Section 2.21(a) of the Disclosure Schedule, as estimated by the Company in good faith and based on reasonable assumptions.

                        "GAAP" shall mean U.S. generally accepted accounting principles consistent with the reporting practices and principles used by Parent from time to time for preparing its public filings under the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

                        "HSR Act" shall mean the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended.

                        "Key Employees" shall mean those employees of the Company listed on Exhibit B hereto.

                        "Knowledge" of any entity shall mean the knowledge of any officer or director of such entity.

                        "Parent Common Stock" shall mean shares of the common stock, par value $0.0001 per share, of Parent.

                        "Parent Common Stock Consideration" shall mean 12,793,510 shares of Parent Common Stock less (b) an amount of shares of Parent Common Stock equal to (1) the amount by which the Estimated Third Party Expenses exceed $1,500,000 divided by (2) the Trading Price (each of (a) and (b) as appropriately adjusted for stock splits, stock dividends, combination and the like of such Parent Common Stock subsequent to the date hereof and prior to the Effective Time).

                        "Shareholder" shall mean each holder of any Company Capital Stock immediately prior to the Effective Time.

                        "Stock Exchange Ratio" shall mean a number equal to the quotient obtained by dividing (a) Parent Common Stock Consideration by (b) the number of Total Outstanding Shares.

                        "Stock Option Plans" shall mean the Company's 1997 Stock Option Plans, 2000 Nonstatutory Stock Option Plans and 2000 Pennsylvania Plan.

                        "Total Consideration" shall mean the total Parent Common Stock Consideration paid hereunder.

                        "Total Outstanding Shares" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise or conversion of all convertible securities, options, warrants and other rights to acquire or receive shares of Company Capital Stock outstanding immediately prior to the Effective Time.

                        "Trading Price" shall mean $192.85.

                        (b) Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Sub, the Company or the Shareholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (as defined in Section 1.7) will be canceled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Common Stock and upon the terms and subject to the conditions set forth below and throughout this Agreement, including, without limitation Sections 1.6(e) and (f) hereof and the escrow provisions set forth in Article VII and/or described in Section 1.8(b) hereof, a fraction of a share of Parent Common Stock equal to the Stock Exchange Ratio.

                        (c) Assumption of Company Stock Options, Warrants and Other Rights to Purchase Company Capital Stock.

                                (i) At the Effective Time, under this Agreement,
each Company Option will be assumed by Parent, and will continue to have, and be subject to, the same terms and conditions governing such Company Option immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Stock Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Stock Exchange Ratio, rounded up to the nearest whole cent. It is the intention of the parties that the assumed Company Options qualify to the maximum extent possible following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. Within thirty (30) days following the Effective Time, Parent will issue to each holder of an outstanding Company Option a notice describing the foregoing assumption of such Company Options by Parent.

                                (ii) Prior to the Effective Time, the Company
shall take all action necessary to effect the transactions anticipated by this
Section 1.6(c) under all Company Option agreements and any other plan or arrangement of the Company.

                        (d) Capital Stock of Sub. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                        (e) Withholding Taxes. All Parent Common Stock issuable pursuant to Section 1.6 shall be subject to, and reduced by, the amount of any state, federal and foreign withholding taxes incurred by or applicable to a Shareholder (and that has not been previously paid by or on behalf of such Shareholder or the Company) in connection with the Merger, the acquisition of Company Capital Stock upon the exercise of Company Options, the acceleration of the vesting of any Company Option or any Company Capital Stock or the payment of a bonus in the form of Company Capital Stock.

                        (f) Fractional Shares. No fractional share of Parent Common Stock shall be issued in the Merger. In lieu thereof, any fractional share, after aggregating all shares held by a Shareholder, shall be rounded down to the nearest whole share of Parent Common Stock and to the extent required by
Section 407 of the California Law, such Shareholder will be entitled to receive an amount of cash equal to the fractional shares to which such Shareholder would be entitled, multiplied by the Trading Price.

                        (g) Adjustments to Stock Exchange Ratio. The Stock Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, dividend (including any dividend or distribution of cash, assets or securities convertible into Parent Capital Stock or Company Capital Stock), distribution, reorganization or recapitalization with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

              1.7 Dissenting Shares.

                        (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for Company Capital Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

                        (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenter's rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

                        (c) The Company shall give Parent (i) prompt notice of any written demand for purchase received by the Company pursuant to the applicable provisions of California Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall be entitled to recover under the terms of Article VII hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares.

              1.8 Surrender of Certificates.

                        (a) Exchange Agent. The Corporate Secretary of Parent or an institution selected by Parent and reasonably satisfactory to the Company shall serve as exchange agent (the "Exchange Agent") in the Merger.

                        (b) Parent to Provide Shares. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, Certificates representing the shares of Parent Common Stock representing the Parent Common Stock Consideration (in the aggregate amount to be issued in the Merger); provided, however, that on behalf of the Shareholders, pursuant to Section 7.3 hereof, Parent shall deposit into an escrow account the number of shares of Parent Common Stock issued in respect of Company Common Stock held by such Shareholders pursuant to Section 1.6(b) to the Escrow Agent on behalf of the Shareholders equal to the product obtained by multiplying (x) ten percent (10%) by (y) the Parent Common Stock Consideration (the "Escrow Amount"). The portion of the Escrow Amount contributed on behalf of each Shareholder shall be in proportion to the aggregate number of shares of Parent Common Stock which such Shareholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Common Stock.

                        (c) Exchange Procedures. Concurrently with the distribution of the Proxy Statement/Prospectus (as hereinafter defined), Parent shall cause the Exchange Agent to mail to each holder of record (as of such date) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive any dividends or distributions payable pursuant to Section 1.8(d).

                        (d) Distributions With Respect to Unexchanged Shares.
No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent

Common Stock. No interest shall accrue or be owed to a Shareholder with respect to any amounts which the Shareholder has the right to receive.

                        (e) Transfers of Ownership. If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                        (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

              1.9 No Further Ownership Rights in Company Capital Stock. All consideration paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

              1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Section 1.8; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

              1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

              1.12 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and the parties hereby adopt this Agreement as a plan of reorganization. Each party has consulted with its own tax advisors and accountants with respect to the tax and accounting consequences, respectively, of the Merger.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Section and paragraph numbers) supplied by the Company to Parent and attached hereto as Exhibit C (the "Disclosure Schedule"), that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

                2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Company Material Adverse Effect. Each of the Subsidiaries (as defined in Section 2.2 below) of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the corporate or other applicable power to own its properties and to carry on its business as now being conducted. Each of the Subsidiaries is duly qualified to do business and in good standing in each jurisdiction outside of the jurisdiction of its formation in which the failure to be so qualified would have a Company Material Adverse effect. For all purposes of this Agreement, the term "Company Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries, taken as a whole; provided, however, that a change, event or effect resulting directly from the announcement of this Agreement and the Merger shall not be deemed to have a Company Material Adverse Effect. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

                2.2 Subsidiaries. Except as set forth in Section 2.2 of the Disclosure Schedule, the Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control of, directly or indirectly, any corporation, partnership, association, joint venture or other business entity. The entities set forth in Section 2.2 of the Disclosure Schedule are hereinafter occasionally referred to individually as a "Subsidiary" and, collectively, as the "Subsidiaries." Section 2.2 of the Disclosure Schedule also sets forth or references the form and percentage interest of the Company in the Subsidiaries and, to the extent that a Subsidiary set forth thereon is not wholly owned by the Company, lists the other person, persons, entity or entities who have an interest in such Subsidiary and references the percentage of such interest.

                2.3 Company Capital Structure.

                        (a) The authorized Company Capital Stock consists of 30,000,000 shares of authorized Company Common Stock, with no par value, of which 9,707,353 shares are issued and outstanding as of the date hereof, and 13,350,000 shares of Preferred Stock, with no par value, of which 4,750,000 shares are designated Series A Preferred Stock, of which 4,650,000 are issued and outstanding as of the date hereof 4,850,000 shares are designated Series B Preferred Stock, of which 4,778,780 are issued and outstanding of the date hereof and 3,750,000 shares are designated Series C Preferred Stock, of which 3,552,540 are issued and outstanding as of the date hereof. Each share of Company Series A Preferred Stock is convertible into 1 share of Company Common Stock. Each share of Company Series B Preferred Stock is convertible into 1 share of Company Common Stock. Each share of Company Series C Preferred Stock is convertible into 1 share of Company Common Stock. All outstanding shares of Preferred Stock will convert into Common Stock prior to the Closing. The Company Capital Stock is held by the persons, with the addresses and in the amounts set forth in Section 2.3(a) of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company's Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

                        (b) Except for the Stock Option Plans, the Company has never adopted or maintained any Stock Option Plans or other plan providing for equity compensation of any person. The Company has reserved 7,092,500 shares of Company Common Stock for issuance to employees and consultants pursuant to the Stock Option Plans, and 2,003,074 shares are subject to outstanding unexercised options as of the date hereof. Except as set forth on Section 2.3(b) of the Disclosure Schedule, there is no outstanding Company Capital Stock which is subject to vesting. Section 2.3(b) of the Disclosure Schedule sets forth for each outstanding Company Option, the name and the address of the holder, the number of shares of Company Common Stock subject to such Company Warrant, the exercise price of such Company Option, the vesting schedule of such Company Option including the extent to which such Company Option has vested to the date hereof and whether the vesting of such Company Option will be accelerated by reason of the transactions contemplated by this Agreement, and whether such Company Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Section 2.3(b) of the Disclosure Schedule also sets forth the name of the holder of any Company Capital Stock subject to vesting, the number of shares of Company Capital Stock subject to vesting and the vesting schedule for such Company Capital Stock, including the extent vested to date. Section 2.3(b) of the Disclosure Schedule sets forth for each outstanding warrant to purchase Company Capital Stock (a "Company Warrant"), the name of the holder, the number of shares of Company Common Stock subject to such Company Warrant and the exercise price of such Company Warrant. Except as set forth on Section 2.3(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

                2.4 Authority. The Company has all requisite power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Shareholders of record as of the Record Date. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and any Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "Related Agreements" shall mean all such ancillary agreements and certificates required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby.

                2.5 No Conflict. The execution and delivery by the Company of this Agreement and any Related Agreements to which the Company is a party do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its respective properties or assets (including intangible assets) is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its respective properties or assets.

                2.6 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and (ii) the filing of the Merger Agreement with the Secretary of State of the State of California.

                2.7 Company Financial Statements. Section 2.7 of the Disclosure Schedule sets forth the Company's audited consolidated balance sheet as of December 31, 1998 and the related audited consolidated statements of income and cash flow for the twelve-month periods ended December 31, 1998 (the "Audited Financials") and the Company's unaudited balance sheets as of December 31, 1999 and January 31, 2000, and the related unaudited statements of income and cash flow for the twelve months and one month, respectively, then ended (the "Unaudited Financials"). The Unaudited Financials and the Audited Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Unaudited Financials and Audited Financials present fairly the consolidated financial condition and consolidated operating results of the Company and any consolidated subsidiaries as of the dates and during the periods indicated therein, subject in the case of the Unaudited Financials, to normal year-end adjustments, which will not be material in amount or significance and provided that the Unaudited Financials do not include footnotes typically associated with financial statements. The Company's unaudited Balance Sheet as of January 31, 2000 shall be hereinafter referred to as the "Current Balance Sheet."

                2.8 No Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since December 31, 1999, none of which is material to the business, results of operations or condition (financial or otherwise) of the Company.

                2.9 No Changes. Since January 31, 2000 through the date of this Agreement, there has not been, occurred or arisen any:

                        (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

                        (b) capital expenditure or commitment by the Company, exceeding $50,000 individually or $100,000 in the aggregate;

                        (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                        (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

                        (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                        (f) revaluation by the Company of any of its assets;

                        (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock other than repurchase of shares of Company Capital Stock from employees in connection with the termination of such employees' employment with the Company;

                        (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person, other than "spot" bonuses paid to employees and salary increases that do not exceed $20,000 individually or $100,000 in the aggregate, annually;

                        (i) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound in each case involving obligations or payments by or to the Company in excess of $100,000 individually or $250,000 in the aggregate, other than commercial licenses of the Company's software in the ordinary course of business;

                        (j) sale, lease, license or other disposition of any of the assets or properties of the Company valued in excess of $50,000 individually or $100,000 in the aggregate or any creation of any security interest in such assets or properties, other than commercial licenses of the Company's software in the ordinary course of business;

                        (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

                        (l) waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company involving amounts in excess of $10,000 individually or $50,000 in the aggregate;

                        (m) the commencement or notice or threat or reasonable basis therefor of any lawsuit or, to the Company's Knowledge, proceeding or investigation against the Company or its affairs;

                        (n) knowledge of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13) or of infringement by the Company of any other person's Intellectual Property (as defined in Section 2.13);

                        (o) issuance or sale, or contract to issue or sell, by the Company of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, other than issuances under the Stock Option Plans reflected on Schedule 2.3;

                        (p) (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity other than commercial licenses of the Company's software in the ordinary course of business or (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity other than the Company, except for end-user licenses of commercially available software applications for internal use by the Company in the ordinary course of business or (iii) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                        (q) event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect;

                        (r) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices; or

                        (s) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations or agreements with Parent and its representatives regarding the transactions contemplated by this Agreement).

                 2.10 Tax Matters.

                        (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                        (b) Tax Returns and Audits.

                                (i) As of the Effective Time, the Company will
have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                                (ii) As of the Effective Time, the Company (A)
will have paid all Taxes required to be paid by the Company on or before the Effective Time or will have reflected a reserve for such Taxes on the Current Balance Sheet and will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and
(B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Effective Time other than in the ordinary course of business.

                                (iii) The Company has not been delinquent in the
payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                                (iv) No audit or other examination of any Return
of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                                (v) As of the date of the Current Balance Sheet,
the Company has no liabilities for due but unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                                (vi) The Company has made available to Parent or
its legal counsel, copies of all foreign, federal and state income and all state sales and use the Returns for the Company filed for all periods since its inception.

                                (vii) There are (and immediately following the
Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                                (viii) None of the Company's assets are treated
as "tax-exempt use property", within the meaning of Section 168(h) of the Code.

                                (ix) As of the Effective Time, there will not be
any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible as an expense under applicable law.

                                (x) The Company has not filed any consent
agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                                (xi) The Company is not a party to any tax
sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement, other than this Agreement.

                                (xii) The Company's tax basis in its assets for
purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                                (xiii) The Company is not and has never been at
any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                                (xiv) No adjustment relating to any Return filed
by the Company has been proposed formally or, to the Knowledge of the Company, informally by any tax authority to the Company or any representative thereof.

                                (xv) The Company has not participated (either as
a "distributing" or "controlled" corporation) in any transaction described in
Section 355 of the Code.

                        (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company, individually or collectively, that could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code or constitute a "parachute payment" under Section 280G of the Code.

                2.11 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

                2.12 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                        (a) The Company does not own any real property, nor has the Company ever owned any real property. Section 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

                        (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                        (c) Section 2.12(c) of the Disclosure Schedule lists all material items of equipment (the "Equipment") owned or leased by the Company as of the date hereof, and such Equipment is, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

                        (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to customers of the Company's current and former customers (the "Customer Information"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

                2.13 Intellectual Property.

                        (a) For the purposes of this Agreement, the following terms have the following definitions:

                        "Intellectual Property" shall mean any or all of the following (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data,
(v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) all versions of the foregoing in any form and embodied in any media.

                        "Intellectual Property Rights" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications, (ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks,
(vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

                        "Company Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

                        "Registered Intellectual Property Rights" shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

                        (b) Section 2.13(b) of the Disclosure Schedule lists as of the date hereof all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

                        (c) Subject to licenses of the Company's software in the ordinary course of business, each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.13(b) of the Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens or other encumbrances. The Company is the exclusive owner or licensee of all Company Intellectual Property.

                        (d) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

                        (e) Subject to licenses of the Company's software in the ordinary course of business, the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

                        (f) The Company Intellectual Property, together with other Intellectual Property to which the Company has a valid and subsisting license, constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it has been conducted in the past or as it currently is conducted, or currently planned to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development).

                        (g) Other than "shrink-wrap" and similar widely available commercial end-user licenses, and licenses of the Company's software in the ordinary course of business the contracts, licenses and agreements listed in Section 2.13(g) of the Disclosure Schedule include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

                        (h) Section 2.13(h) of the Disclosure Schedule lists as of the date hereof all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

                        (i) The operation of the business of the Company as it has been conducted in the past or as it currently is conducted or is currently planned to be conducted by the Company, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

                        (j) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property. There are no actions that must be taken by the Company within sixty (60) days of the date hereof, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Registered Intellectual Property. In each case in which the Company has acquired any Intellectual Property Rights from any person, the Company has obtained a valid and enforceable assignment sufficient to transfer such rights in such Intellectual Property as are necessary for development and license of the Company's products.

                        (k) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                        (l) To the Knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

                        (m) The Company has taken commercially reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

                        (n) No Company Intellectual Property, Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                        (o) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation.

                        (p) All of the Company's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"). All of the Company's products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and
(ii) will be interoperable with other products used and distributed by Parent that may deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products, including but not limited to back-up and archived data. All of the Company's internal computer and technology products and systems are Year 2000 Compliant.

                2.14 Agreements, Contracts and Commitments.

                        (a) Except as set forth in Sections 2.13(g), 2.13(h) or 2.14(a) of the Disclosure Schedule, as of the date hereof, the Company is not a party to nor is it bound by:

                                (i) any employment or consulting agreement,
contract or commitment, other than confidentiality agreements, with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                                (ii) any agreement or plan, including, without
limitation, any Stock Option Plans, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                                (iii) any fidelity or surety bond or completion
bond,

                                (iv) any lease of personal property having a
value individually in excess of $50,000 or $100,000 in the aggregate,

                                (v) any agreement, contract or commitment
containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                                (vi) any agreement, contract or commitment
relating to capital expenditures and involving future payments in excess of $250,000 individually or $1,000,000 in the aggregate,

                                (vii) any agreement, contract or commitment
relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                                (viii) any mortgages, indentures, loans or
credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

                                (ix) any purchase order or contract for the
purchase of materials involving in excess of $250,000 individually,

                                (x) any construction contracts involving future
obligation of the Company in excess of $250,000 individually,

                                (xi) any dealer, distribution, joint marketing
or development agreement,

                                (xii) any sales representative, original
equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services, or

                                (xiii) any other agreement, contract or
commitment that involves $250,000 individually or is not cancelable without penalty within thirty (30) days.

                        (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which it is a party or by which it is bound (collectively a "Contract"), nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred. and all consents, waivers, assignments and approvals under any of the Contracts as may be required in connection with the Merger are set forth in Section 2.14(c) of the Disclosure Schedule.

                2.15 Interested Party Transactions. No officer, director or, to the Company's knowledge, Shareholder (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had any direct or indirect interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.15.

                2.16 Governmental Authorization. Section 2.16 of the Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of their properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

                2.17 Litigation. There is no action, suit, claim or proceeding of any nature pending, or, to the Company's Knowledge, threatened, against the Company, its properties (tangible or intangible) or any of their officers or directors, nor, to the Knowledge of the Company, is there any reasonable basis therefor. To the Company's Knowledge, there is no investigation pending or threatened against the Company, its properties or any of their officers or directors (nor, to the best Knowledge of the Company, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

                2.18 Accounts Receivable; Inventory.

                        (a) The Company has made available to Parent a list of all accounts receivable of the Company as of January 31, 2000 along with a range of days elapsed since invoice.

                        (b) All accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied. The reserves associated with such accounts receivable were established in accordance with GAAP. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

                        (c) The Company does not maintain any inventory on its financial statements. Such policy is in accordance with GAAP.

                2.19 Minute Books. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its respective shareholders or actions by written consent since the time of incorporation of the Company.

                2.20 Environmental Matters.

                        (a) Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. To the Company's knowledge, no Hazardous Materials are present as a result of the deliberate actions of the Company or as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

                        (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has either of them disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                        (c) Permits. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

                        (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company does not have Knowledge of any fact or circumstance which could reasonably be expected to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

                2.21 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth in Section 2.21(a) of the Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.21(a) of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Section 2.21(b) of the Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.9) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

                2.22 Employee Matters and Benefit Plans.

                        (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                                (i) "Code" shall mean the Internal Revenue Code
of 1986, as amended;

                                (ii) "Company Employee Plan" shall mean any
plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any

ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation;

                                (iii) "COBRA" shall mean the Consolidated
Omnibus Budget Reconciliation Act of 1985, as amended;

                                (iv) "DOL" shall mean the Department of Labor;

                                (v) "Employee" shall mean any current or former
employee, consultant or director of the Company or any Affiliate;

                                (vi) "Employee Agreement" shall mean each
management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any ERISA Affiliate and any Employee pursuant to which such Employee has (A) any continued right of employment, (B) any right of severance, separation pay, salary continuation, or other compensation or money owed, or (C) any change of right as a result of a merger, acquisition or change of control of the Company;

                                (vii) "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended;

                                (viii) "ERISA Affiliate" shall mean any other
person or entity under common control with the Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                                (ix) "FMLA" shall mean the Family Medical Leave
Act of 1993, as amended;

                                (x) "International Employee Plan" shall mean
each Company Employee Plan that has been adopted or maintained by the Company or any ERISA Affiliate, whether informally or formally, or with respect to which the Company or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                                (xi) "IRS" shall mean the Internal Revenue
Service;

                                (xii) "Multiemployer Plan" shall mean any
"Pension Plan" (as defined below) which is a "multiemployer plan," as defined in
Section 3(37) of ERISA;

                                (xiii) "PBGC" shall mean the Pension Benefit
Guaranty Corporation; and

                                (xiv) "Pension Plan" shall mean each Company
Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

                        (b) Schedule. Section 2.22(b) of the Disclosure
Schedule contains an accurate and complete list of each Company Employee Plan, International Employee Plan, each Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to

Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employee Agreement.

                        (c) Documents. The Company has made available to
Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan, International Employee Plan, and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all correspondence to or from any governmental agency relating to any Company Employee Plan; (x) all COBRA forms and related notices (or such forms and notices as required under comparable law); (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (xii) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

                        (d) Employee Plan Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 or
Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any Stock Option Plans) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                        (e) Pension Plan. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or
Section 412 of the Code.

                        (f) Multiemployer and Multiple Employer Plans. At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in
Section 413(c) of the Code.

                        (g) No Post-Employment Obligations. No Company
Employee Plan provides, or reflects or represents any liability to provide retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health benefits, except to the extent required by statute.

                        (h) Health Care Compliance. Neither the Company nor any ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such Act, or any similar provisions of state law applicable to its Employees.

                        (i) Effect of Transaction. Except as set forth on Sections 2.3(b) or 2.22(i) of the Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                        (j) Employment Matters. The Company: (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

                        (k) Labor. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                        (l) International Employee Plan. Each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits).

                2.23 Insurance. Section 2.23 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company does not have Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

                2.24 Compliance with Laws. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, law or regulation.

                2.25 Warranties; Indemnities. Except for the warranties and indemnities contained in (i) those contracts and agreements set forth in Section 2.13(g) of the Disclosure Schedule and (ii) the Company's standard license agreements substantially in the form set forth in Section 2.13(d) of the Disclosure Schedule, the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company.

                2.26 Voting Agreements. The Principal Shareholders (as defined below) who are executing Voting Agreements pursuant to Section 5.14, own in the aggregate a sufficient percentage of the outstanding voting securities of the Company to approve the Merger under California Law, and the Company's Articles of Incorporation.

                2.27 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

                2.28 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the proxy statement/prospectus to be filed with the SEC by Company and Parent pursuant to
Section 5.1(a) hereof (the "Proxy Statement/Prospectus") will, at the dates mailed to the stockholders of Parent and Company, at the times of the stockholders meeting of Company (the "Company Stockholders' Meeting") and the Stockholders meeting of Parent (the "Parent Stockholders' Meeting") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Sub for use in and which is contained in any of the foregoing documents.

                2.29 Representations Complete. None of the representations or warranties made by the Company (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the Shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         3. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company that on the date hereof, and as of the Effective Time as though made on the date hereof, as follows:

                3.1 Organization of Parent and Sub. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, Sub and the other subsidiaries of Parent has the corporate power to own its properties and to carry on its business as now being conducted. Each of Parent, Sub and the other subsidiaries of Parent is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Parent Material Adverse Effect. For all purposes of this Agreement, the term "Parent Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations or prospects of the Parent and its subsidiaries, taken as a whole; provided, however, that neither (i) a decline in the market price of the Parent's Common Stock that is not as a result of other changes to the business, assets (including intangible assets), conditions (financial or otherwise), results of operations or prospects of Parent and its subsidiaries, taken as a whole, nor (ii) a change, event or effect resulting directly from the announcement of this Agreement and the Merger, shall be deemed to have a Parent Material Adverse Effect. Parent has made available a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and Sub, each as amended to date, to the Company.

                3.2 Authority. Each of Parent and Sub has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which Parent is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, and no further action is required on the part of Parent and Sub to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby subject only to the approval of this Agreement by the stockholders of Parent. This Agreement and the Merger have been approved by the Board of Directors of Parent and Sub and the Stockholders Sub. This Agreement and any Related Agreements to which Parent is a party have been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of Parent enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. This Agreement and any Related Agreements to which Sub is a party have been duly executed and delivered by Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of Sub enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

                3.3 No Conflict. The execution and delivery by Parent of this Agreement and any Related Agreements to which Parent is a party and the execution and delivery by Sub of this Agreement and any Related Agreements to which Sub is a party do not, and the consummation of the transactions contemplated hereby and thereby will not, or result in, any Conflict with or under (i) any provision of the Certificate of Incorporation and Bylaws of Parent, Sub or any other Subsidiary of Parent, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent, Sub or any other Subsidiary of Parent or any of their respective properties or assets (including intangible assets) is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any other Subsidiary of Parent or its respective properties or assets or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or its respective properties or assets.

                3.4 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and (ii) the filing of the Merger Agreement with the Secretary of State of the State of California.

                3.5 Capital Structure.

                        (a) The authorized stock of Parent consists of 100,000,000 shares of Common Stock, $0.0001 par value, of which 32,309,194 shares were issued and outstanding as of February 29, 2000, and 5,000,000 shares of undesignated Preferred Stock, $0.0001 par value, none of which were outstanding on such date. The authorized capital stock of Sub consists of 100 shares of Common Stock, $0.01 par value, 100 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Sub have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved an aggregate of 11,267,501 shares of Common Stock for issuance pursuant to its employee and director stock and option and stock purchase plans 4,061,994 of which are subject to outstanding options or commitments for issuance and 7,205,507 of which are reserved for future issuance, and an aggregate of 65,569 shares of Common Stock for issuance pursuant to outstanding warrants. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                        (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances, issued in compliance with all applicable state and federal securities laws and not subject to any preemptive rights or rights of first refusal created by statute or the Certificate of Incorporation or Bylaws of Parent, Sub, or any other Subsidiary of Parent or any agreement to which Parent, Sub or any other Subsidiary of Parent is a party or is bound.

             3.6 SEC Filings; Financial Statements.

                        (a) Parent has filed all forms, reports and documents required to be filed with the SEC (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time they were filed, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact require to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Parent and Sub make no representation or warranty whatsoever concerning the Parent SEC Reports as of any time other than the time they were filed. None of the Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

                        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) (the "Parent Financial Statements") contained in the Parent SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which will not be material in significance.

                3.7 Brokers' and Finders' Fees. Except for certain fees the Parent has agreed to pay to Credit Suisse First Boston Corporation, the Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                3.8 Registration Statement; Proxy Statement. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; and (ii) the Proxy Statement/Prospectus will, at the dates mailed to the stockholders of Parent and Company, at the time of the Company Stockholders' Meeting and the Parent Stockholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, as applicable and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company for use in and which is contained in any of the foregoing documents.

                3.9 No Changes. Since December 31, 1999, there has not been, occurred or arisen any event or condition of any character that has had or is reasonably likely to have a Parent Material Adverse Effect.

                3.10 Representations Complete. None of the representations or warranties made by Parent, nor any statement made in any Schedule or certificate furnished by Parent pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to Parent Stockholders for use in soliciting their consent to this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

         4. CONDUCT PRIOR TO THE EFFECTIVE TIME

                4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their reasonable best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company.

         Except as expressly contemplated by this Agreement as set forth in
Section 4.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent (which consent may be pursuant to electronic mail, and need not be signed):

                        (a) make any expenditures or enter into any commitment or transaction exceeding $250,000 individually or that is not in the ordinary course of business and consistent with past practice, or any commitment or transaction of the type described in Section 2.9 hereof;

                        (b) (i) other than commercial licenses of the Company's software in the ordinary course of business consistent with past practice, sell any Company Intellectual Property or enter into any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, (ii) buy any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to development of any Intellectual Property with a third party;

                        (c) other than commercial licenses of the Company's software in the ordinary course of business consistent with past practice, sell or enter into any license agreement with respect to the Company Intellectual Property with any person or entity or buy or enter into any license agreement with respect to the Intellectual Property of any person or entity;

                        (d) other than commercial licenses of the Company's software in the ordinary course of business consistent with past practice, transfer to any person or entity any rights to the Company Intellectual Property;

                        (e) enter into or amend any Contract pursuant to which any other party is granted distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

                        (f) enter into or amend any Contract pursuant to which as other party is granted marketing or similar rights of any type or scope with respect to any products or technology of the Company;

                        (g) amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

                        (h) commence or settle any litigation;

                        (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefor) except for repurchases of shares of Company Capital Stock from employees of the Company in connection with the termination of their employment with the Company;

                        (j) except for the issuance of shares of Company Capital Stock upon the exercise or conversion of options, warrants or other rights, or convertible securities outstanding on the date hereof, and except for the grant of additional stock options at the fair market value to the persons and in the amounts listed and with the vesting as set forth on Section 4.1(j) to the Disclosure Schedule, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, or accelerate the vesting of any stock options.

                        (k) cause or permit any amendments to its Articles of Incorporation or Bylaws;

                        (l) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

                        (m) sell, lease, license or otherwise dispose of any of its material properties or assets, except properties or assets which are not Intellectual Property and commercial licenses of the Company's software in the ordinary course of business and consistent with past practices;

                        (n) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than pursuant to capital leases outstanding as of the date hereof;

                        (o) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

                        (p) grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule, other than pursuant to the Company's standard practice of granting two weeks' pay to terminating employees in consideration for a release of claims;

                        (q) adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than in connection with the regularly scheduled performance reviews of individual employees;

                        (r) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                        (s) pay, discharge or satisfy, in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payroll, pre-existing lease obligations or the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

                        (t) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                        (u) enter into any strategic alliance or joint marketing arrangement or agreement;

                        (v) other than as specifically requested in writing by Parent or as specified in Section 2.22(i) of the Disclosure Schedule, accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

                        (w) hire or terminate employees or encourage employees to resign, excluding those individuals to whom offers have been made and are outstanding as of the date of this Agreement as set forth in Schedule 4.1(w); or

                        (x) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (w) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder, or any other action not in the ordinary course of the Company's business and consent with past practice.

         4.2 No Solicitation. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section
8.1 hereof, the Company shall not (nor will it permit any of its officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent or its designees:

                        (a) solicit, encourage, initiate, continue or participate in any negotiations or discussions with respect to any offer or proposal to acquire or license all or any material part of the business of Company (the "Business"), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction,

                        (b) disclose any information not customarily disclosed to any person concerning the Business or afford to any person or entity access to its properties, books or records,

                        (c) assist or cooperate with any person to make any proposal to purchase or license all or a material portion of the Business (including, without limitation any technology or proprietary information related to the Business), or

                        (d) enter into any agreement or arrangement with any person providing for the acquisition or licensing of all or any material portion of the Business (whether by way of merger, purchase of assets (including, without limitation any technology or proprietary information of Company), tender offer, license or otherwise).

In the event Company shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, it shall immediately inform Parent as to any such offer or proposal, provide Parent with a complete copy of any written offer or proposal and any related correspondence, and will cooperate with Parent by furnishing any other information Parent may reasonably request (including without limitation the identity of the party making the offer or proposal and all terms and conditions of the offer or proposal). Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, employee, stockholder, agent, representative or affiliate of Company shall be deemed to be a breach of this
Section 4.2 by Company. Company agrees that irreparable damage would occur in the event that the provisions of this Section 4.2 are not performed in accordance with their specific terms or were otherwise breached. Company accordingly agrees that Parent shall be entitled, without the requirement of posting a bond or other security, to an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                4.3 Termination of Severance and 401(k) Plans. Company and its affiliates, as applicable, each agrees to terminate any and all group severance, separation or salary continuation plans, programs, or arrangements that are covered under ERISA, as of the day immediately preceding the Closing Date other than the agreement set forth on Schedule 5.10. In addition, Company shall, unless Parent informs Company otherwise at least three (3) days prior to the Closing Date, terminate its 401(k) plan effective as of the day immediately preceding the Closing Date. Parent shall receive from Company evidence that Company's and each affiliate's, as applicable, severance and/or 401(k) plan(s) have been terminated pursuant to resolution of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and reasonable approval of Parent), effective as of the day immediately preceding the Closing Date.

        5. ADDITIONAL AGREEMENTS

                5.1 Registration Statement; Shareholder Approval.

                        (a) Within thirty (30) days after the execution of this Agreement, the Company and the Parent shall prepare, with the cooperation of each other, the Proxy Statement/Prospectus, and Parent will prepare and file with the SEC the S-4 in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and to cause its counsel and current and former auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4 (including, but not limited to, delivery of appropriate consents in a timely manner). Each of the Company and Parent shall use its respective reasonable best efforts to respond to any comments of the SEC and have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company and the Parent shall cause the Proxy Statement/Prospectus to be mailed to the Shareholders and the stockholders of the Parent, respectively, at the earliest practicable time and in no event later than five (5) days after the S-4 is declared effective by the SEC, subject to Parent approval, which approval shall not be unreasonably withheld. As promptly as practicable after the date of this Agreement, the Company and Parent will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/Prospectus, the Merger or any Other Filing. The Proxy Statement/Prospectus, the S-4 and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the

SEC or its staff or any other government officials, and/or mailing to the Shareholders, such amendment or supplement.

                        (b) The Company will take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene a special meeting of its Shareholders to be held on the twenty-first day after the mailing of the Proxy Statement/Prospectus to the Shareholders for the purpose of voting upon this Agreement and the Merger. The Company will use commercially reasonable efforts to solicit from its shareholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required to obtain such approvals. The materials submitted to the Company's Shareholders shall have been subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

                        (c) Parent shall take all action necessary in accordance with its Certificate of Incorporation and Bylaws, Delaware Law and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated hereunder to convene a special meeting of its stockholders to be held on the twenty-first day after the mailing of the Ross Statement/Prospectus to its stockholders for the purpose of approving the issuance of the Parent Common Stock consideration in the Merger. Parent will use commercially reasonable efforts to solicit from its stockholders proxies in favor of the issuance of the Parent Common Stock Consideration in the Merger and will take all other action necessary or advisable to secure the vote of its stockholders required to issue such shares. The materials submitted to the Parent's Shareholders shall be subject to review by the Company and include information regarding Parent, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of Parent in favor of the Merger and this Agreement. Each of Parent, Sub and Company hereby agree not to take any action specifically for the purpose of preventing or delaying (i) the filing of the S-4, (ii) the effectiveness of the S-4, (iii) the date of the Company Stockholders' Meeting or the Parent Stockholders' meeting, or (iv) the consummation of the Merger.

                5.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request and (c) all employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements and projections (including by returns and supporting documentation) promptly upon request. Parent shall provide the Company with copies of such publicly available information about Parent as the Company may request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                5.3 Confidentiality; Public Disclosure.

                        (a) Each of the parties hereto hereby agrees that the information obtained pursuant to Section 5.2 or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of the Mutual Nondisclosure Agreement dated as of February 12, 2000 by and between the Company and Parent (the "NDA").

                        (b) Each of the parties hereto agrees to continue to be bound by the publicity and disclosure provisions at the NDA.

                5.4 Consents; Approvals.

                        (a) The Company shall use its best efforts to obtain the consents, waivers, assignments and approvals under any of the Contracts or otherwise as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Company thereunder.

                        (b) As soon as may be reasonably practicable, Parent and Company each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by HSR, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Parent, Sub and Company each shall promptly (a) supply the other with any information which may be required by the FTC, the DOJ or the competition or merger control authorities of any jurisdiction and which the parties may reasonably deem appropriate. Parent and Sub will each pay 50% of the applicable HSR filing fee.

                5.5 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

                5.6 Notification of Certain Matters. The Company and Parent shall give prompt notice to each other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect any remedies available to the party receiving such notice. Further, disclosure by the Company or Parent pursuant to this Section 5.6 shall not be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

                5.7 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

                5.8 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

                5.9 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

                5.10 Termination of Agreements. Except as set forth in Section
5.10 of the Disclosure Schedule, Company shall terminate, or cause to be terminated, prior to Closing, all employment agreements between the Company and any person, other than non-disclosure, confidentiality and invention assignment agreements and those agreements entered into in connection with this Agreement.

                5.11 Employee Benefits. Each Employee who remains an employee of the Surviving Corporation after the Effective Time shall be eligible, upon (i) the Employee's execution of Parent's standard form of Proprietary Information, Invention Assignment and Arbitration Agreement and (ii) proof of appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States, to receive salary and benefits (such as medical benefits, bonuses and 401(k) plan participation) consistent with Parent's standard human resource policies. All such employees shall be "at-will" employees of the Surviving Corporation. Subject to the foregoing, each Company Employee at the time of the Closing shall be eligible to participate in the employee benefit plans and compensation programs maintained by Parent applicable to other similarly-situated employees of Parent, including (without limitation) retirement plans, savings or profit sharing plans, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject, in each case, to the generally applicable terms and conditions of the applicable plan or program in question. Parent shall make its commercially reasonable best efforts to ensure that under the terms of each such plan or program, each Employee's service with the Company and its predecessors prior to the Closing, to the extent consistent with the Company's records, as delivered to Parent, shall be treated as service, to the extent permitted by law and provided that it should not result in duplication of benefits with Parent for all purposes. Parent shall make its commercially reasonable best efforts to ensure that, to the extent consistent with the Company's records, as delivered to Parent, each such Employee shall be credited with all deductibles, co-payments or out-of-pocket expenses incurred under any Company plan or program for purposes of any deductible or out-of-pocket requirements under any similar Company plan or program. During the Employee's period of employment, such Employee shall be entitled to receive all fringe benefits and perquisites in accordance with the plans, practices, programs and policies of Parent as from time to time in effect.

                5.12 Officers and Directors of the Company's Subsidiaries. The Company will obtain and deliver to Parent on the Closing Date resignations from all of the officers and directors of its subsidiaries, if any.

                5.13 Employment Agreements. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each of the individuals listed on Section 5.13 of the Disclosure Schedule an executed Employment Agreement with the Parent substantially in the form attached hereto as Exhibit D, upon proof of appropriate employment authorization from the U.S. Immigration and

Naturalization Service or the U.S. Department of State reflecting a right to work in the United States, and subject to and in compliance with Parent's standard human resources policies and procedures.

                5.14 Voting Agreement. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement, from each of the shareholders listed in Section 5.14 of the Disclosure Schedule (the "Principal Shareholders"), an executed Voting Agreement with the Parent substantially in the form attached hereto as Exhibit E.

                5.15 Affiliate Agreements. Section 5.15 of the Disclosure Schedule sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "Rule 145 Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement from each of the Rule 145 Affiliates of the Company, an executed agreement ("Rule 145 Affiliate Agreement") in the form attached hereto as Exhibit F. Parent and Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Rule 145 Affiliate Agreements.

                5.16 Parent Voting Agreement. The Parent shall deliver or cause to be delivered to Company, concurrently with the execution of this Agreement, from each of the individual officers and directors of the Parent listed on Exhibit G-1, as executed Parent Voting Agreement with the Company substantially in the form attended hereto as Exhibit G-2.

                5.17 Company Stock Option Grants. Parent and Company agree that Company may grant stock options from its Stock Option Plans in the amounts and with terms and conditions consistent with past practice. All such grants shall have exercise prices equal to the fair market value of Company's common stock on the date of grant or as otherwise agreed to by parent in writing.

                5.18 No Actions Inconsistent With Tax-Free Reorganization. The Company, Parent and Sub shall (and, following the Effective Time, Parent shall cause the Company to) take no action with respect to the capital stock, assets or liabilities of the Company that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and shall report the Merger as a reorganization on all Tax Returns. Neither Parent, Sub nor Company has taken any action which could reasonably be expected to preclude the Merger from qualifying as a reorganization under Section 368(a) of the Code.

                5.19 Form S-8. Parent shall file a registration statement on Form S-8 to register shares of Parent Common Stock issuable upon exercise of assumed Company Options (other than Company Options in the form of warrants or other investments issued pursuant to arrangements that are not eligible for registration on Form S-8) within 15 days after the Closing Date. During the period that any such assumed Company Options are exercisable by their terms, Parent will maintain in effect such registration statement and Parent shall comply with any applicable federal and state securities laws requirements applicable with respect to any shares of Parent Common Stock issuable pursuant to the exercise of any assumed Company Options.

                5.20 Assumption of Indemnity Obligations.

                        (a) Articles of Incorporation and Bylaws. Parent and the Surviving Corporation agree that the obligations set forth in the Amended and Restated Articles of Incorporation and Bylaws of Company to indemnify its directors and officers, as in effect immediately prior to the Effective Time, shall survive the Merger, and any rights of the directors and officers to such indemnification thereunder shall not be adversely affected by and amendment, repeal or other modification thereto after the Effective Time. From and after the Effective Time, such obligations shall be the joint and several obligations of Parent and the Surviving Corporation.

                        (b) Indemnification Agreements. Subject to Section 5.20(c) hereof, the Surviving Corporation and Parent shall honor and fulfill in all respects the obligations of Company pursuant to the Indemnification Agreements between Company and such officers and directors.

                        (c) Exclusion. Notwithstanding the foregoing, nothing in this Section 5.20 is intended to release any director or officer of Company, who is also a Shareholder of Company, from their respective indemnity obligations under Section 7 hereof.

         6. CONDITIONS TO THE MERGER

                6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Parent, Sub and Company to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                        (a) Shareholder Approval. The Shareholders shall have duly approved by the requisite vote under California Law and the Company's Articles of Incorporation, the Merger, this Agreement and the transactions contemplated hereby. The Stockholders of Parent shall have duly approved by requisite vote under Delaware General Corporation Law and Parent's Certificate of Incorporation, the Merger, this Agreement and the transactions contemplated hereby.

                        (b) Permits. All approvals from government authorities, including any requisite Blue Sky approvals, which are appropriate or necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, shall have been obtained.

                        (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal or otherwise prohibits consummation of the Merger.

                        (d) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods under the HSR Act relating to the transactions contemplated hereby (if any) will have expired or terminated early.

                        (e) Tax Opinions. The Company and Parent shall each have received written opinions from their respective counsel, Venture Law Group, A Professional Corporation, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; provided, however, that if the counsel to either the Company or Parent does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

                6.2 Conditions to Obligations of Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                        (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Sub in this Agreement shall be true and correct in all respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and each of Parent and Sub shall have performed and complied in all respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time, except to the extent that any such inaccuracy or noncompliance would not result in a Parent Material Adverse Effect.

                        (b) Legal Opinion. The Company shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati with respect to the issuance of the shares of Parent Common Stock in the Merger, in such form as Company and its counsel shall reasonably request.

                        (c) Certificate of the Parent. Company shall have been provided with a certificate executed on behalf of Parent by a Vice President to the effect that, as of the Effective Time:

                                (i) all representations and warranties made by
Parent and Sub in this Agreement are true and correct in all respects on and as of the Effective Time as though such representations and warranties were made on and as of such time, except to the extent that any such inaccuracy or noncompliance would not result in a Parent Material Adverse Effect;

                                (ii) all covenants and obligations of this
Agreement to be performed by Parent and Sub on or before such date have been so performed in all respects, except to the extent that any such inaccuracy or noncompliance would not result in a Parent Material Adverse Effect; and

                                (iii) the provisions set forth in Section
6.2(e).

                        (d) Secretary's Certificate. Company shall have been provided with a certificate of the Parent's Secretary relating to the organization, existence and good standing of Parent and Sub and the authorization of this Agreement and the transactions contemplated hereby and other customary matters, all in form and substance satisfactory to Company and its counsel.

                        (e) No Parent Material Adverse Effect. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Parent Material Adverse Effect.

                6.3 Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                        (a) Representations, Warranties and Covenants. The representations and warranties of the Company in this Agreement shall be true and correct in all respects on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time and the Company shall have performed and complied in all respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Effective Time except to the extent that any such non-compliance or inaccuracy would not result in a Company Material Adverse Effect.

                        (b) No Company Material Adverse Effect. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect.

                        (c) Shareholder Approval. The Shareholders shall have duly approved, by the requisite vote, any payments and benefits to Employees as a result of the Merger, this Agreement or the transactions contemplated hereby which are characterized as "parachute payments," within the meaning of Section 280G(b)(2) of the Internal Revenue Code.

                        (d) Claims. There shall be no bona fide action, suit, claim or proceeding of any nature pending against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement that would reasonably be expected to have a Company Material Adverse Effect.

                        (e) Dissenters. Shareholders holding no more than five percent (5%) of the Company Capital Stock shall have exercised or given notice of their intent to exercise dissenter's rights in accordance with California Law.

                        (f) Third Party Consents. Any and all material consents, waivers, assignments and approvals in Section 2.6 hereto shall have been obtained.

                        (g) Legal Opinion. Parent shall have received a legal opinion from Venture Law Group, legal counsel to the Company, in such form as Parent and its counsel shall reasonably request.

                        (h) Employment Agreements. Each of the individuals listed in Section 5.13 of the Disclosure Schedule hereto shall have entered into an Employment Agreement with Parent and each of such Employment Agreements shall be in full force and effect at the Effective Time and no such individual shall be in breach of the agreement, threatening to breach such agreement or taking any action materially inconsistent with such individual's obligations under the agreement.

                        (i) Affiliate Agreements. Each Rule 145 Affiliate of the Company shall have entered into a Rule 145 Affiliate Agreement and each of such agreements shall be in full force and effect at the Effective Time and no party to any such agreement shall be in breach of the agreement, are threatening to breach such agreement or taking any action materially inconsistent with the party's obligations under the agreement.

                        (j) Conversion of Preferred Stock. All outstanding shares of Company Preferred Stock shall have converted into shares of Company Common Stock.

                        (k) Termination of Employment Agreements. All employment agreements between the Company and any other person shall have been terminated to the extent contemplated in Section 5.10.

                        (l) Estimated Third Party Expenses. Parent shall have received from the Company at least three business days prior to the Closing Date a detailed schedule of the Estimated Third Party Expenses paid or payable by the Company certified as to correctness by the Company in a form reasonably satisfactory to Parent.

                        (m) Employee Retention. At least eighty percent (80%) of the Company's sales, services, technical and engineering employees, and all Key Employees, as of the date hereof remain employees of the Company as of the Closing Date.

                        (n) Secretary's Certificate. Parent shall have been provided with a certificate of the Parent's Secretary relating to the organization, existence and good standing of Company and the authorization of this Agreement and the transactions contemplated hereby and other customary matters, all in form and substance satisfactory to Parent and its counsel.

                        (o) Certificate of the Company. Parent shall have been provided with a certificate executed on behalf of Company by its Chief Executive Officer to the effect that, as of the Effective Time:

                                (i) all representations and warranties made by
the Company in this Agreement are true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time except to the extent that any such inaccuracy or noncompliance would not have a Company Material Adverse Effect;

                                (ii) all covenants and obligations of this
Agreement to be performed by the Company on or before such date have been so performed except to the extent that any such inaccuracy or noncompliance would not have a Company Material Adverse Effect; and

                                (iii) the provisions set forth in Sections
6.3(b) and (c) have been satisfied.

                        (p) Other Documents. Parent shall have been provided with such other documents from the Company as it shall reasonably request.

        7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

                7.1 Survival of Representations and Warranties. The Company's representations and warranties in this Agreement shall survive the Merger and shall continue until the date that is twelve (12) months after the Closing Date (the "Escrow Termination Date"). All of the Parent's and Sub's representations and warranties in this Agreement shall survive the Merger and shall continue until the date that is twelve (12) months after the Closing Date.

                7.2 Indemnification. The Company agrees to indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (a) any inaccuracy or breach of a representation or warranty of the Company contained in this Agreement or any Related Agreements (b) any failure by the Company to perform or comply with any covenant contained in this Agreement or any Related Agreements or (c) the Third Party Expenses of the Company exceeding the greater of the Estimated Third Party Expenses or $500,000. The Shareholders shall not have any right of indemnification or contribution from the Company with respect to any Loss claimed by an indemnified party after the Effective Time. Notwithstanding the foregoing, the Company shall not have any liability under subsections (a) or (b) of this Section 7.2, unless and until the aggregate Losses for which indemnification is sought (aggregating all of the claims against the Company under subsections (a) or (b)) exceed $1,750,000 (the "Basket"), in which case the full amount of such Losses (including the $1,750,000) shall be subject to indemnification; provided, however, that in the event that aggregate Losses attributable to breaches of Section 2.13 ("Section 2.13 Losses") exceed $500,000 prior to such time as total aggregate Losses exceed the Basket, then the Company shall have liability to Parent to the extent of such Section 2.13 Losses (including the $500,000), and provided, further, that in the event the Company has liability to Parent for Section 2.13 Losses pursuant to the foregoing proviso, then the Basket shall be reduced to $1,250,000 for Losses other than
Section 2.13 Losses.

                7.3 Exclusive Contractual Remedy. Except in the case of fraud or willful misconduct, the rights of the Parent to make claims upon the Escrow Fund in accordance with this Section 7 shall be the sole and exclusive remedy of Parent, the Surviving Corporation and any other Indemnified Persons after the Closing with respect to any representation, warranty, covenant or agreement made by Company under this Agreement and no Shareholder of Company shall have any personal liability to Parent, the Surviving Corporation or any other Indemnified Persons after the Closing in connection with the Merger.

                7.4 Escrow Arrangements.

                        (a) Escrow Fund. As security for the indemnity provided for in Section 7.2 hereof and by virtue of this Agreement and the Merger Agreement, the Company and the Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Amount) without any act of the Company or any Shareholders. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Shareholders, will be deposited with U.S. Bank Trust N.A. (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.4(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such latter execution shall not affect the binding nature of this Agreement as of the date hereof among the signatories hereto.

                        (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., Pacific time, on the Escrow Termination Date (the "Escrow Period"); provided that, the Escrow Period shall not terminate with respect to such remaining portion of the Escrow Fund (or some portion thereof) that in the reasonable judgement of Parent, subject to the objection of the

Securityholder Agent (as defined below) and the subsequent arbitration of the matter in the manner provided in Section 7.4(f) hereof, is necessary to satisfy
(i) any then pending unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period and
(ii) any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to three days after the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period (including, in the case of both (i) and (ii) above, an Officer's Certificate delivered to the Escrow Agent that states that the Parent reasonably believes that it may have a claim against the Escrow Fund and describing the grounds for such claim). As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the Shareholders pursuant to this Section 7.4(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

                        (c) Protection of Escrow Fund.

                                (i) The Escrow Agent shall hold and safeguard
the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                                (ii) Any shares of Parent Common Stock or other
equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock, if any, shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                                (iii) Each Shareholder shall have voting rights
and the right to distributions of dividends with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Shareholders (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

                        (d) Claims Upon Escrow Fund.

                                (i) Upon receipt by the Escrow Agent at any time
on or before three days after the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid Losses, (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, and the nature of the misrepresentations, breach of warranty or covenant to which such items are related and (C) specifying the number of Escrow Shares necessary to satisfy such claim, the Escrow Agent shall, subject to the provisions of Section 7.4(e), deliver to Parent out of the Escrow Fund as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                                (ii) For the purposes of determining the number
of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.4(b) and 7.4(d)(i) hereof, the shares of Parent Common Stock shall be valued at the Trading Price.

                        (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.4(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.4(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                        (f) Resolution of Conflicts; Arbitration.

                                (i) In case the Securityholder Agent shall so
object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                               (ii) If no such agreement can be reached after
good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Securityholder Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Securityholder Agent cannot mutually agree on one arbitrator, Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.4(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                              (iii) Judgment upon any award rendered by the
arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo County, California under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

                          (g) Securityholder Agent of the Shareholders; Power of
Attorney.

                                (i) In the event that the Merger is approved,
effective upon such vote, and without further act of any Shareholders, David N. Strohm shall be appointed as agent and attorney-in-fact (the "Securityholder Agent") for each Shareholder of the Company, for and on behalf of Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services, but shall be entitled to reimbursement of reasonable and documented out-of-pocket expenses (including reasonable legal fees) incurred in carrying out the Securityholder Agent's duties as such out of the Escrow Fund to the extent available. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Shareholders. The Securityholder Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such latter execution shall not affect the binding nature of this Agreement as of the date hereof among the signatories hereto.

                               (ii) The Securityholder Agent shall not be liable
for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

                           (h) Actions of the Securityholder Agent. A decision,
act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

                         (i) Third-Party Claims. In the event Parent becomes
aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent and the Shareholders of the Company shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

                        (j) Escrow Agent's Duties.

                                (i) The Escrow Agent shall be obligated only for
the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                                (ii) The Escrow Agent is hereby expressly
authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                                (iii) The Escrow Agent shall not be liable in
any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                                (iv) The Escrow Agent shall not be liable for
the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                                (v) In performing any duties under the
Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                                (vi) If any controversy arises between the
parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages.

                                Furthermore, the Escrow Agent may at its option,
file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                                (vii) The parties and their respective
successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct provided, however, that the Shareholder's maximum liability hereunder shall not exceed the amounts then available from the Escrow Fund.

                                (viii) The Escrow Agent may resign at any time
upon giving at least thirty (30) days written notice to Parent and the Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

                        (k) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Parent promises to pay these sums upon demand.

        8. TERMINATION, AMENDMENT AND WAIVER

                8.1 Termination. Except as provided in Section 8.2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                        (a) by mutual consent of the Company and Parent;

                        (b) by Parent or the Company if: (i) the Effective Time has not occurred by October 15, 2000, provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

                        (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit or materially restrict the Parent's or the Surviving Corporation's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

                        (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement or any Related Agreements on the part of the Company and such breach has not been cured within ten (10) calendar days after written notice to the Company; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured.

                        (e) by Parent if an event having a Company Material Adverse Effect shall have occurred after the date of this Agreement.

                        (f) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement or any Related Agreements on the part of Parent and such breach has not been cured within ten (10) calendar days after written notice to Parent; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured.

                        (g) by Company if an event having a Parent Material Adverse Effect shall have occurred after the date of this Agreement.

                        (h) by Parent if Company fails to obtain approval of the Merger by the Company Shareholders at the Company Stockholders' Meeting; or

                        (i) by Company if Parent fails to obtain approval of the Merger by the Parent shareholders at the Parent Stockholders' Meeting (including an adjournment thereof held within twenty (20) days of the initial stockholder meeting).

                8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or Shareholders; provided, that each party shall remain liable for any willful breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.3 and 5.9(a), Article IX and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

                8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Parent, Sub and the Company.

                8.4 Extension; Waiver. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        9. GENERAL PROVISIONS

                9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed given until received:

                               (a)  if to Parent or Sub, to:
                           E.piphany, Inc.
                           1900 South Norfolk Street, Suite 310
                           San Mateo, California 94403
                           Attention:  General Counsel
                           Telephone No.:  (650) 356-3800
                           Facsimile No.:  (650) 356-3801

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:       Aaron J. Alter, Esq.
                                            N. Anthony Jeffries, Esq.
                           Telephone No.:  (650) 493-9300
                           Facsimile No.:  (650) 493-6811

                               (b) if to the Company, to
                           Octane Software, Inc.
                           2929 Campus Drive #101
                           San Mateo, California 94403
                           Attention:  Aditya Guleri
                           Telephone No.:  (650) 295-6200
                           Facsimile No.:  (650) 295-6370

                           with a copy to:

                           Venture Law Group, A Professional Corporation 2800 Sand Hill Road
                           Menlo Park, CA  94025
                           Attention:       Sanjay Khare, Esq.
                           Telephone No.:  (650) 854-4488
                           Facsimile No.:  (650) 854-1121

                               (c)  If to the Escrow Agent, to:

                           U.S. Bank Trust N.A.
                           One California Street, 4th Floor
                           San Francisco, California 94111
                           Attention:  Ann Gadsby
                           Telephone No.: (415) 273-4532
                           Facsimile No.:  (415) 273-4593

                               (d) If to the Securityholder Agent, to:
                           Grey Lock
                           755 Page Mill Road
                           Building A, Suite 100
                           Palo Alto, California  94304
                           Attention:  David N. Strohm
                           Telephone No.:  (650) 493-5525
                           Facsimile No.:  (650) 493-5575

                9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                9.3 Counterparts; Facsimile. This Agreement may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                9.4 Entire Agreement; Assignment. This Agreement, the Related Agreements, the Exhibits and Schedules hereto, the Mutual Nondisclosure Agreement, dated February 12, 2000 between the Company and Parent and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) except as set forth in Section 5.20 are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law), except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

               9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

               9.6 Other Remedies; Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within San Mateo County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each of Parent, Company and Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of Parent, Company or Sub in the negotiation, administration, performance and enforcement hereof.

               9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

               9.9 Attorneys Fees. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         IN WITNESS WHEREOF, Parent, Sub, the Company, the Escrow Agent and the Securityholder Agent have caused this Agreement to be signed, all as of the date first written above.




E.PIPHANY, INC.                             OCTANE SOFTWARE, INC.


By:                                         By:
   ---------------------------                 ---------------------------
Name:                                       Name:
     -------------------------                   -------------------------
Title:                                      Title:
      ------------------------                    ------------------------




ORCHID ACQUISITION CORPORATION              ESCROW AGENT:
                                            U.S. BANK TRUST N.A.
                                            (for purpose of Article VII only)


By:                                         By:
   ---------------------------                 ---------------------------
Name:                                       Name:
     -------------------------                   -------------------------
Title:                                      Title:
      ------------------------                    ------------------------




SECURITYHOLDER AGENT:
David N. Strohm
(for purposes of Article VII only)


By:
   ---------------------------
Name:
     -------------------------